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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated February 12, 1999, except for Note 22, as to which the date is April 26, 1999, relating to the consolidated financial statements and financial statement schedule of WESCO International, Inc. and subsidiaries which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Historical Consolidated Financial Data in such Registration Statement."


                                                 /s/ PricewaterhouseCoopers LLP


600 Grant Street
Pittsburgh, Pennsylvania
May 6, 1999